EXHIBIT 99.1

For Immediate Release

LL FLOORING ANNOUNCES LEADERSHIP APPOINTMENTS

Robert L. Madore Appointed Executive Vice President, Chief Financial Officer

Andrew W. Wadhams Appointed Senior Vice President, Retail & Commercial Sales

Laura Massaro Appointed Senior Vice President, Chief Marketing Officer

RICHMOND, Va., July 6, 2023 – LL Flooring Holdings, Inc. (“LL Flooring” or “Company”) (NYSE: LL), a leading specialty retailer of hard-surface flooring in the U.S., today announced three new leadership team appointments, all effective July 10, 2023. Mr. Robert L. Madore has been appointed as Executive Vice President, Chief Financial Officer, replacing Interim Chief Financial Officer Terry Blanchard; Andrew W. Wadhams has been named as Senior Vice President, Retail and Commercial Sales; and Laura Massaro has been named as Senior Vice President, Chief Marketing Officer.

Charles Tyson, President and Chief Executive Officer, said, “The Board of Directors and I are pleased to welcome an executive of Bob’s caliber as LL Flooring’s next CFO, and look forward to benefitting from his deep retail, financial and leadership experience. Bob has a proven track record of building strong finance organizations that help support sustainably growing brands, and we’re excited to leverage his wealth of knowledge as we execute our growth strategies to continue positioning the Company for long term success.”

Mr. Madore commented, “LL Flooring is a leading specialty retailer with a unique offering in the flooring space, and I am honored to join the team at a critical point in the Company’s journey. I look forward to collaborating with Charles and the entire executive team as we look to capture the opportunities ahead, and I am confident that my skillsets and expertise will allow me to help lead the successful execution of our strategies and drive value for all stakeholders.”

Mr. Tyson added, “We are also pleased to welcome Laura as LL Flooring’s Chief Marketing Officer and Andrew to lead our retail and commercial sales organization. Laura has developed and led marketing campaigns for some of the most well-known brands in the world, and we are excited to leverage her experience and insight as we continue building awareness of our brand. In addition, Andrew is a seasoned sales executive with an acute understanding of how to deliver an extraordinary customer experience and a proven track record of exceeding growth and profitability goals. Laura and Andrew are highly talented brand-building executives who will be strong assets to our leadership team as we continue to deliver the high touch service of an independent flooring retailer combined with the value and convenience of a national brand serving both the professional and consumer segments.”

Mr. Wadhams said, “LL Flooring has built an exceptional customer-centric business focused on high-touch service supported by a sales organization focused on expertise. I am thrilled to be joining the Company and look forward to working with the leadership and field teams to maximize growth and optimize the customer experience.”

Ms. Massaro said, “I am excited to join LL Flooring and to oversee its marketing initiatives as I leverage my prior experience and expertise to deliver the best outcome for LL Flooring and all of our stakeholders. I look forward to hitting the ground running as we work to increase awareness, drive engagement and capture additional opportunities.”

Robert L. Madore

Mr. Madore brings more than 30 years of public company management, finance and accounting experience, a record of leading and scaling financial operations while strengthening business performance, and extensive knowledge of the retail industry. He has served as an agent of change in leading matrix organizations and cross-functional teams, with proven success in implementing process improvements, and executing strategies that positively impact the bottom line and increase market share. Mr. Madore most recently served as Interim Chief Financial Officer of F45 Training Holdings, Inc. (NYSE: FXLV), a global fitness franchisor, since February 15, 2023. Prior to joining F45, Mr. Madore served as CFO of The Cronos Group (NASDAQ: CRON), a global cannabinoid company, where he rebuilt and managed financial and accounting systems, controls processes and people teams. Prior to that, Mr. Madore served as CFO of American Eagle Outfitters, Inc. (NYSE: AEO) and CFO of Ralph Lauren Corporation (NYSE: RL).

Andrew W. Wadhams

An accomplished retail and consumer products executive, Mr. Wadhams most recently served as Principal of The Wadhams Group, a company he founded to help brands define their offering, align and streamline practices and deepen connections to customers. Prior to this, he spent half a decade at California Closets, where he served as COO. Previously, Mr. Wadhams served in a number of operational roles at One Medical Group, Inc. and Knowledge Universe. In addition, Mr. Wadhams spent over twelve years in field leadership positions with Gap, Inc. (NYSE: GPS).

Laura Massaro

Ms. Massaro brings more than 20 years of marketing experience across a variety of brands and sectors. Most recently, Ms. Massaro served as Director of Integrated Marketing at Delta Air Lines (NYSE: DAL), where she led and supported teams across media, social, CRM, MarTech, operations and analytics. Prior to joining Delta Air Lines, Ms. Massaro served as Vice President and Deputy Head of Planning for Publicis Groupe’s Arc Worldwide in London, where she directed digital and retail strategy across a range of clients. Previously, Ms. Massaro held various executive marketing positions at Ogilvy (NYSE: WPP), The Coca-Cola Company (NYSE: KO) and Kraft Foods (NYSE: KHC).

About LL Flooring

LL Flooring is one of the country’s leading specialty retailers of hard-surface flooring with more than 440 stores nationwide. The Company seeks to offer the best customer experience online and in stores, with more than 500 varieties of hard-surface floors featuring a range of quality styles and on-trend designs. LL Flooring's online tools also help empower customers to find the right solution for the space they've envisioned. LL Flooring's extensive selection includes waterproof hybrid resilient, waterproof vinyl plank, solid and engineered hardwood, laminate, bamboo, porcelain tile, and cork, with a wide range of flooring enhancements and accessories to complement. LL Flooring stores are staffed with flooring experts who provide advice, Pro partnership services and installation options for all of LL Flooring's products, the majority of which is in stock and ready for delivery.

Learn More about LL Flooring

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Our commitment to quality, compliance, the communities we serve and corporate giving: https://llflooring.com/corp/quality.html
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Follow us on social media: Facebook, Instagram and Twitter.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes statements of the Company’s expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” "assumes," “believes,” “thinks,” “estimates,” “seeks,” “predicts,” “could,” “projects,” "targets," “potential,” "will likely result," and other similar terms and phrases, are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond the Company’s control.

The Company specifically disclaims any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws. For a discussion of the risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see the “Risk

Factors” section of the Company’s annual report on Form 10-K for the year ended December 31, 2022, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov and the Company’s Investor Relations website at https://investors.llflooring.com.

For further information contact:

LL Flooring Investor Relations

ICR

Bruce Williams

ir@llflooring.com

Tel: 804-420-9801